Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-284538

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated August 17, 2026. GS Finance Corp. $ Callable Contingent Coupon Underlier-Linked Notes due guaranteed by The Goldman Sachs Group, Inc.

The notes do not pay a fixed coupon and may pay no coupon on a payment date. The amount that you will be paid on your notes is based on the performances of the S&P 500® Index, the VanEck Gold Miners ETF and the iShares® Silver Trust. The notes will mature on February 23, 2029, unless we redeem them.

The return on your notes is linked, in part, to the performance of the VanEck Gold Miners ETF and not to that of the index on which the VanEck Gold Miners ETF is based.

We may redeem your notes at 100% of their face amount plus any coupon then due on any quarterly payment date (expected to be each date specified as such on page PS-5 of this pricing supplement, commencing in November 2026 and ending on the stated maturity date) on or after the payment date in February 2027 up to the payment date in November 2028.

If we do not redeem your notes, if the closing level of each underlier is greater than or equal to 50% of its initial level (set on the trade date (expected to be August 18, 2026) and will be an intra-day level or the closing level of such underlier on the trade date) on an observation date (expected to be each date specified as such on page PS-5 of this pricing supplement), you will receive on the applicable payment date a coupon of $32.5 (3.25% quarterly, or the potential for up to 13% per annum) for each $1,000 face amount of your notes. If the closing level of any underlier on an observation date is less than 50% of its initial level, you will not receive a coupon on the applicable payment date.

If we do not redeem your notes, the amount that you will be paid on your notes at maturity, in addition to the final coupon, if any, is based on the performance of the lesser performing underlier (the underlier with the lowest underlier return). The underlier return for each underlier is the percentage increase or decrease in the final level of such underlier on the determination date (the final observation date, expected to be February 20, 2029) from its initial level.

At maturity, for each $1,000 face amount of your notes you will receive an amount in cash equal to:

•
if the underlier return of each underlier is greater than or equal to -50% (the final level of each underlier is greater than or equal to 50% of its initial level), $1,000 plus the final coupon of $32.5; or
•
if the underlier return of any underlier is less than -50% (the final level of any underlier is less than 50% of its initial level), the sum of (i) $1,000 plus (ii) the product of (a) the lesser performing underlier return times (b) $1,000. You will receive less than 50% of the face amount of your notes and you will not receive a final coupon.

You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-15.

The estimated value of your notes at the time the terms of your notes are set on the trade date is expected to be between $925 and $955 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC would initially buy or sell your notes, if it makes a market in the notes, see the following page.

Original issue date:	expected to be August 21, 2026	Original issue price:	100% of the face amount
Underwriting discount:	1.85% of the face amount[1]	Net proceeds to the issuer:	98.15% of the face amount

1 This includes a selling concession of up to 1.75% and a structuring fee of up to 0.1%.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Pricing Supplement No. dated , 2026.

The issue price, underwriting discount and net proceeds listed above relate to the notes we sell initially. We may decide to sell additional notes after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in notes will depend in part on the issue price you pay for such notes.

GS Finance Corp. may use this prospectus in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC, or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Notes

The estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be between $925 and $955 per $1,000 face amount, which is less than the original issue price. The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell notes (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your notes at the time of pricing, plus an additional amount (initially equal to $ per $1,000 face amount).

Prior to , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your notes (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through ). On and after , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market) will equal approximately the then-current estimated value of your notes determined by reference to such pricing models.

About Your Prospectus

The notes are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your notes and therefore should be read in conjunction with such documents:

•
General terms supplement no. 17,745 dated January 20, 2026
•
Underlier supplement no. 49 dated June 24, 2026
•
Prospectus supplement dated February 14, 2025
•
Prospectus dated February 14, 2025

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your notes.

We refer to the notes we are offering by this pricing supplement as the “offered notes” or the “notes”. Each of the offered notes has the terms described below. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. The notes will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The notes will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021.

TERMS AND CONDITIONS

CUSIP / ISIN: 40058LDY3 / US40058LDY39

Company (Issuer): GS Finance Corp.

Guarantor: The Goldman Sachs Group, Inc.

Underliers (each individually, an underlier): the S&P 500® Index (current Bloomberg symbol: “SPX Index”), or any successor underlier, the VanEck Gold Miners ETF (current Bloomberg symbol: “GDX UP Equity”),or any successor underlier, and the iShares® Silver Trust (current Bloomberg symbol: “SLV UP Equity”), or any successor underlier, as each may be modified, replaced or adjusted from time to time as provided herein

Underlying index: with respect to the VanEck Gold Miners ETF, the index tracked by such underlier

Face amount: $ in the aggregate on the original issue date; the aggregate face amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the trade date

Authorized denominations: $1,000 or any integral multiple of $1,000 in excess thereof

Principal amount: Subject to redemption by the company as provided under “— Company’s redemption right ” below, on the stated maturity date, in addition to the final coupon, if any, the company will pay, for each $1,000 of the outstanding face amount, an amount, if any, in cash equal to the cash settlement amount.

Cash settlement amount:

•
if the final underlier level of each underlier is greater than or equal to its trigger buffer level, $1,000; or
•
if the final underlier level of any underlier is less than its trigger buffer level, the sum of (i) $1,000 plus (ii) the product of (a) the lesser performing underlier return times (b) $1,000

Company’s redemption right: the company may redeem this note, at its option, in whole but not in part, on each coupon payment date commencing in February 2027 and ending in November 2028, for an amount in cash for each $1,000 of the outstanding face amount on the redemption date equal to 100% of such $1,000 face amount plus any coupon then due.

If the company chooses to exercise the company’s redemption right, it will notify the holder of this note and the trustee by giving at least three business days’ prior notice. The day the company gives the notice, which will be a business day, will be the redemption notice date and the immediately following coupon payment date, which the company will state in the redemption notice, will be the redemption date.

The company will not give a redemption notice that results in a redemption date later than the November 2028 coupon payment date. A redemption notice, once given, shall be irrevocable.

Initial underlier level (set on the trade date): with respect to an underlier, an intra-day level or the closing level of such underlier on the trade date

Final underlier level: with respect to an underlier, the closing level of such underlier on the determination date, subject to adjustment as provided in “— Consequences of a market disruption event or a non-trading day” and “— Discontinuance or modification of an underlier” below

Underlier return: with respect to an underlier, the quotient of (i) its final underlier level minus its initial underlier level divided by (ii) its initial underlier level, expressed as a percentage

Lesser performing underlier return: the underlier return of the lesser performing underlier

Lesser performing underlier: the underlier with the lowest underlier return

Trigger buffer level: for each underlier, 50% of its initial underlier level

Coupon: subject to the company’s redemption right, on each coupon payment date, for each $1,000 of the outstanding face amount, the company will pay an amount in cash equal to:

•
if the closing level of each underlier on the related coupon observation date is greater than or equal to its coupon trigger level, $32.5 (3.25% quarterly, or the potential for up to 13% per annum); or
•
if the closing level of any underlier on the related coupon observation date is less than its coupon trigger level, $0

The coupon paid on any coupon payment date will be paid to the person in whose name this note is registered as of the close of business on the regular record date for such coupon payment date. If the coupon is due at maturity but on a day that is not a coupon payment date, the coupon will be paid to the person entitled to receive the principal of this note.

Coupon trigger level: for each underlier, 50% of its initial underlier level

Trade date: expected to be August 18, 2026

Original issue date (set on the trade date): expected to be August 21, 2026

Determination date (set on the trade date): the last coupon observation date, expected to be February 20, 2029, subject to adjustment as described under “— Coupon observation dates” below.

Stated maturity date (set on the trade date): expected to be February 23, 2029, unless that day is not a business day, in which case the stated maturity date will be postponed to the next following business day. If the determination date is postponed as described under “— Determination date” above, the stated maturity date will be postponed as provided under “— Coupon payment dates” below.

Coupon observation dates (set on the trade date): expected to be each date specified as such in the table under “— Coupon payment dates” below, unless the calculation agent determines that, with respect to any underlier, a market disruption event occurs or is continuing on that day or that day is not otherwise a trading day.

In the event the originally scheduled coupon observation date is a non-trading day with respect to any underlier, the coupon observation date will be the first day thereafter that is a trading day for all underliers (the “first qualified coupon trading day”) provided that no market disruption event occurs or is continuing with respect to an underlier on that day. If a market disruption event with respect to an underlier occurs or is continuing on the originally scheduled coupon observation date or the first qualified coupon trading day, the coupon observation date will be the first following trading day on which the calculation agent determines that each underlier has had at least one trading day (from and including the originally scheduled coupon observation date or the first qualified coupon trading day, as applicable) on which no market disruption event has occurred or is continuing and the closing level of each underlier for that coupon observation date will be determined on or prior to the postponed coupon observation date as set forth under “— Consequences of a market disruption event or a non-trading day” below. (In such case, the coupon observation date may differ from the date on which the level of an underlier is determined for the purpose of the calculations to be performed on the coupon observation date.) In no event, however, will the coupon observation date be postponed to a date later than the originally scheduled coupon payment date or, if the originally scheduled coupon payment date is not a business day, later than the first business day after the originally scheduled coupon payment date, either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events. On such last possible coupon observation date applicable to the relevant coupon payment date, if a market disruption event occurs or is continuing with respect to an underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such underlier, that day will nevertheless be the coupon observation date.

Coupon payment dates (set on the trade date): expected to be each date specified as such in the table below, unless, for any such coupon payment date, that day is not a business day, in which case such coupon payment date will be postponed to the next following business day. If a coupon observation date is postponed as described under “— Coupon observation dates” above, the related coupon payment date will be postponed by the same number of business day(s) from but excluding the originally scheduled coupon observation date to and including the actual coupon observation date.

Coupon Observation Dates	Coupon Payment Dates
November 18, 2026	November 23, 2026
February 18, 2027	February 23, 2027
May 18, 2027	May 21, 2027
August 18, 2027	August 23, 2027
November 18, 2027	November 23, 2027
February 18, 2028	February 24, 2028
May 18, 2028	May 23, 2028
August 18, 2028	August 23, 2028
November 20, 2028	November 24, 2028
February 20, 2029	February 23, 2029

Closing level: on any trading day, (i) with respect to the S&P 500® Index, the official closing level of such underlier or any successor underlier published by the underlier sponsor on such trading day for such underlier and (ii) with respect to the VanEck Gold Miners ETF or the iShares® Silver Trust, the closing sale price or last reported sale price, regular way, for such underlier, on a per-share or other unit basis:

•
on the principal national securities exchange on which such underlier is listed for trading on that day, or
•
if such underlier is not listed on any national securities exchange on that day, on any other U.S. national market system that is the primary market for the trading of such underlier.

If the VanEck Gold Miners ETF or the iShares® Silver Trust is not listed or traded as described above, then the closing level for such underlier on any day will be the average, as determined by the calculation agent, of the bid prices for such underlier obtained from as many dealers in such underlier selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or the company’s affiliates.

The closing level of the VanEck Gold Miners ETF and the iShares® Silver Trust is subject to adjustment as described under “— Anti-dilution adjustments” below.

Trading day: (i) with respect to the S&P 500® Index, a day on which the respective principal securities markets for all of its underlier stocks are open for trading, the underlier sponsor is open for business and such underlier is calculated and published by the underlier sponsor and (ii) with respect to the VanEck Gold Miners ETF or the iShares® Silver Trust, a day on which (a) the exchange on which such underlier has its primary listing is open for trading and (b) the price of one share of such underlier is quoted by the exchange on which such underlier has its primary listing.

Successor underlier: with respect to an underlier, any substitute underlier approved by the calculation agent as a successor as provided under “— Discontinuance or modification of an underlier” below

Underlier sponsor: with respect to the S&P 500® Index, at any time, the person or entity, including any successor sponsor, that determines and publishes such underlier as then in effect. The notes are not sponsored, endorsed, sold or promoted by any underlier sponsor or any affiliate thereof and no underlier sponsor or affiliate thereof makes any representation regarding the advisability of investing in the notes.

ETF investment advisor: with respect to the VanEck Gold Miners ETF or the iShares® Silver Trust, at any time, the person or entity, including any successor investment advisor or trustee, as applicable, that serves as an investment advisor or trustee to such underlier as then in effect

Underlier stocks: with respect to the S&P 500® Index or the VanEck Gold Miners ETF, at any time, the stocks that comprise such underlier as then in effect, after giving effect to any additions, deletions or substitutions

Market disruption event: (i) With respect to the S&P 500® Index on any given trading day, any of the following will be a market disruption event:

•
a suspension, absence or material limitation of trading in underlier stocks constituting 20% or more, by weight, of such underlier on their respective primary markets, in each case for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion,
•
a suspension, absence or material limitation of trading in option or futures contracts relating to such underlier or to underlier stocks constituting 20% or more, by weight, of such underlier in the respective primary markets for those contracts, in each case for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or
•
underlier stocks constituting 20% or more, by weight, of such underlier, or option or futures contracts, if available, relating to such underlier or to underlier stocks constituting 20% or more, by weight, of such underlier do not trade on what were the respective primary markets for those underlier stocks or contracts, as determined by the calculation agent in its sole discretion, and, in the case of any of these events, the calculation agent determines in its sole discretion that such event could materially interfere with the ability of the company or any of its affiliates or a similarly situated person to unwind all or a material portion of a hedge that could be effected with respect to this note.

The following events will not be market disruption events:

•
a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and
•
a decision to permanently discontinue trading in option or futures contracts relating to such underlier or to any underlier stock.

For this purpose, an “absence of trading” in the primary securities market on which an underlier stock is traded, or on which option or futures contracts relating to such underlier or an underlier stock are traded, will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in an underlier stock or in option or futures contracts, if available, relating to such underlier or an underlier stock in the primary market for that stock or those contracts, by reason of:

•
a price change exceeding limits set by that market,
•
an imbalance of orders relating to that underlier stock or those contracts, or
•
a disparity in bid and ask quotes relating to that underlier stock or those contracts,

will constitute a suspension or material limitation of trading in that stock or those contracts in that market.

(ii) With respect to the VanEck Gold Miners ETF or the iShares® Silver Trust, on any given trading day, any of the following will be a market disruption event:

•
a suspension, absence or material limitation of trading in such underlier on its primary market for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion,
•
a suspension, absence or material limitation of trading in option or futures contracts relating to such underlier in the primary market for those contracts for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or
•
such underlier does not trade on what was the primary market for such underlier, as determined by the calculation agent in its sole discretion,

and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of the company or any of its affiliates or a similarly situated person to unwind all or a material portion of a hedge that could be effected with respect to this note.

The following events will not be market disruption events:

•
a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and
•
a decision to permanently discontinue trading in option or futures contracts relating to such underlier.

For this purpose, an “absence of trading” in the primary securities market on which shares of such underlier are traded, or on which option or futures contracts, if available, relating to such underlier are traded, will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in shares of such underlier or in option or futures contracts, if available, relating to such underlier in the primary market for such underlier or those contracts, by reason of:

•
a price change exceeding limits set by that market,
•
an imbalance of orders relating to the shares of such underlier or those contracts, or
•
a disparity in bid and ask quotes relating to the shares of such underlier or those contracts,

will constitute a suspension or material limitation of trading in shares of such underlier or those contracts in that market.

(iii) A market disruption event with respect to one underlier will not, by itself, constitute a market disruption event for any unaffected underlier.

Consequences of a market disruption event or a non-trading day: With respect to any underlier, if a market disruption event occurs or is continuing on a day that would otherwise be a coupon observation date (and the determination date in the case of the last coupon observation date), or such day is not a trading day, then such coupon observation date will be postponed as described under “— Coupon observation dates” above. If any coupon observation date (and the determination date in the case of the last coupon observation date) is postponed to the last possible date due to the occurrence of serial non-trading days, the level of each underlier will be the calculation agent’s assessment of such level, in its sole discretion, on such last possible postponed coupon observation date (and the determination date in the case of the last coupon observation date). If any coupon observation date (and the determination date in the case of the last coupon observation date) is postponed due to a market disruption event with respect to any underlier, the closing level of each underlier with respect to such coupon observation date (and the final underlier level with respect to the determination date) will be calculated based on (i) for any underlier that is not affected by a market disruption event on the applicable originally scheduled coupon observation date or the first qualified coupon trading day thereafter (if applicable), the closing level of the underlier on that date, (ii) for any underlier that is affected by a market disruption event on the applicable originally scheduled coupon observation date or the first qualified coupon trading day thereafter (if applicable), the closing level of the underlier on the first following trading day on which no market disruption event exists for such underlier and (iii) the calculation agent’s assessment, in its sole discretion, of the level of any underlier on the last possible postponed coupon observation date with respect to such underlier as to which a market disruption event continues through the last possible postponed coupon observation date. As a result, this could result in the closing level on any coupon observation date (or final underlier level on the determination date) of each underlier being determined on different calendar dates. For the avoidance of doubt, once the closing level for an underlier is determined for a coupon observation date (or the determination date in the case of the last coupon observation date), the occurrence of a later market disruption event or non-trading day will not alter such calculation.

Discontinuance or modification of an underlier: (i) If, with respect to the S&P 500® Index, the underlier sponsor discontinues publication of the underlier and such underlier sponsor or anyone else publishes a substitute underlier that the calculation agent determines is comparable to such underlier and approves as a successor underlier, or if the calculation agent designates a substitute underlier, then the calculation agent will determine the coupon payable, if any, on the relevant coupon payment date or the cash settlement amount on the stated maturity date, as applicable, by reference to such successor underlier.

If the calculation agent determines on a coupon observation date or the determination date, as applicable, that the publication of the underlier is discontinued and there is no successor underlier, the calculation agent will determine the coupon or the cash settlement amount, as applicable, on the related coupon payment date or the stated maturity date, as applicable, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlier.

If the calculation agent determines that (a) the underlier, the underlier stocks comprising such underlier or the method of calculating such underlier is changed at any time in any respect — including any addition, deletion or substitution and any reweighting or rebalancing of such underlier or the underlier stocks and whether the change is made by the underlier sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor underlier, is due to events affecting one or more of the underlier stocks or their issuers or is due to any other reason — and is not otherwise reflected in the level of the underlier by the underlier sponsor pursuant to the then-current underlier methodology of the underlier or (b) there has been a split or reverse split of the underlier, then the calculation agent will be permitted (but not required) to make such adjustments in such underlier or the method of its calculation as it believes are appropriate to ensure that the levels of such underlier used to determine the coupon or cash settlement amount, as applicable, on the related coupon payment date or the stated maturity date, as applicable, is equitable.

(ii) If, with respect to the VanEck Gold Miners ETF, such underlier is delisted from the exchange on which the underlier has its primary listing and the ETF investment advisor or anyone else publishes a substitute underlier that the calculation agent determines is comparable to such underlier and approves as a successor underlier, or if the calculation agent designates a substitute underlier, then the calculation agent will determine the coupon payable, if any, on the relevant coupon payment date or the cash settlement amount on the stated maturity date, as applicable, by reference to such successor underlier.

If the calculation agent determines on a coupon observation date or the determination date, as applicable, that the underlier is delisted or withdrawn from the exchange on which the underlier has its primary listing and there is no successor underlier, the calculation agent will determine the coupon or the cash settlement amount, as applicable, on the related coupon payment date or the stated maturity date, as applicable, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlier.

If the calculation agent determines that the underlier, the underlier stocks comprising such underlier or the method of calculating such underlier is changed at any time in any respect — including any split or reverse split of the underlier, a material change in the investment objective of the underlier and any addition, deletion or substitution and any reweighting or rebalancing of such underlier or of the underlier stocks and whether the change is made by the ETF investment advisor under its existing policies or following a modification of those policies, is due to the publication of a successor underlier, is due to events affecting one or more of the underlier stocks or their issuers or is due to any other reason — then the calculation agent will be permitted (but not required) to make such adjustments in such underlier or the method of its calculation as it believes are appropriate to ensure that the levels of such underlier used to determine the coupon or cash settlement amount, as applicable, on the related coupon payment date or the stated maturity date, as applicable, is equitable.

(iii) If, with respect to the iShares® Silver Trust, such underlier is delisted from the exchange on which the underlier has its primary listing and its ETF investment advisor or anyone else publishes a substitute underlier that the calculation agent determines is comparable to such underlier and approves as a successor underlier, or if the calculation agent designates a substitute underlier, then the calculation agent will determine the coupon payable, if any, on the relevant coupon payment date or the cash settlement amount on the stated maturity date, as applicable, by reference to such successor underlier.

If the calculation agent determines on a coupon observation date or the determination date, as applicable, that such underlier is delisted or withdrawn from the exchange on which the underlier has its primary listing and there is no successor underlier, the calculation agent will determine the coupon or the cash settlement amount, as applicable, on the related coupon payment date or the stated maturity date, as applicable, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlier.

If the calculation agent determines that such underlier or the method of calculating such underlier is changed at any time in any respect — including any split or reverse split of the underlier, a material change in the investment objective of the underlier and any addition, deletion or substitution and any reweighting or rebalancing of such underlier and whether the change is made by the ETF investment advisor under its existing policies or following a modification of those policies, is due to the publication of a successor underlier or is due to any other reason — then the calculation agent will be permitted (but not required) to make such adjustments in such underlier or the method of its calculation as it believes are appropriate to ensure that the levels of such underlier used to determine the coupon or cash settlement amount, as applicable, on the related coupon payment date or the stated maturity date, as applicable, is equitable.

(iv) All determinations and adjustments to be made by the calculation agent with respect to an underlier may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Regular record dates: the scheduled business day immediately preceding the day on which payment is to be made (as such payment date may be adjusted)

Anti-dilution adjustments: the calculation agent will have discretion to adjust the closing level of the VanEck Gold Miners ETF or the iShares® Silver Trust if certain events occur (including those described above under “— Discontinuance or modification of an underlier”). In the event that any event other than a delisting or withdrawal from the relevant exchange occurs, the calculation agent shall determine whether and to what extent an adjustment should be made to the level of such underlier or any other term. The calculation agent shall have no obligation to make an adjustment for any such event.

Calculation agent: Goldman Sachs & Co. LLC (“GS&Co.”)

Tax characterization: The holder, on behalf of itself and any other person having a beneficial interest in this note, hereby agrees with the company (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to characterize this note for all U.S. federal income tax purposes as an income-bearing pre-paid derivative contract in respect of the underliers.

Overdue principal rate and overdue coupon rate: the effective Federal Funds rate

Hypothetical ExampleS

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate (i) the impact that various hypothetical closing levels of the underliers on a coupon observation date could have on the coupon payable, if any, on the related coupon payment date and (ii) the impact that various hypothetical closing levels of the lesser performing underlier on the determination date could have on the cash settlement amount at maturity assuming all other variables remain constant.

The examples below are based on a range of underlier levels that are entirely hypothetical; no one can predict what the closing level of any underlier will be on any day throughout the life of your notes, what the closing level of any underlier will be on any coupon observation date and what the final underlier level of the lesser performing underlier will be on the determination date. The underliers have been highly volatile in the past — meaning that the underlier levels have changed substantially in relatively short periods — and their performance cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered notes assuming that they are purchased on the original issue date at the face amount and held to the stated maturity date or date of early redemption. If you sell your notes in a secondary market prior to the stated maturity date or date of early redemption, as the case may be, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underliers, the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. In addition, the estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by GS&Co.) is less than the original issue price of your notes. For more information on the estimated value of your notes, see “Additional Risk Factors Specific to Your Notes — The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes” on page PS-16 of this pricing supplement. The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Face amount	$1,000
Coupon	$32.5 (3.25% quarterly, or the potential for up to 13% per annum)
Trigger buffer level	with respect to each underlier, 50% of its initial underlier level
Coupon trigger level	with respect to each underlier, 50% of its initial underlier level
Neither a market disruption event nor a non-trading day occurs on any originally scheduled coupon observation date or the originally scheduled determination date

No change in or affecting any underlier, any underlier stock, any policy of the applicable ETF investment advisor or any method by which the applicable underlier sponsor calculates its underlier or the applicable sponsor of the underlier’s underlying index calculates its underlying index

Notes purchased on original issue date at the face amount and held to the stated maturity date or date of early redemption

Moreover, we have not yet set the initial underlier levels that will serve as the baseline for determining the coupon payable on each coupon payment date, if any, the underlier returns and the amount that we will pay on your notes, if any, at maturity. We will not do so until the trade date. As a result, the actual initial underlier levels may differ substantially from the underlier levels prior to the trade date. They may also differ substantially from the underlier levels at the time you purchase your notes.

For these reasons, the actual performance of the underliers over the life of your notes, the actual underlier levels on any coupon observation date, as well as the coupon payable, if any, on each coupon payment date, may bear little relation to the hypothetical examples shown below or to the historical underlier levels shown elsewhere in this pricing supplement. For information about the underlier levels during recent periods, see “The Underliers — Historical Closing Levels of the Underliers” on page PS-32. Before investing in the notes, you should consult publicly available information to determine the underlier levels between the date of this pricing supplement and the date of your purchase of the notes.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the underlier stocks.

Hypothetical Coupon Payments

The examples below show hypothetical performances of each underlier as well as the hypothetical coupons, if any, that we would pay on each coupon payment date with respect to each $1,000 face amount of the notes if the hypothetical closing level of each underlier on the applicable coupon observation date was the percentage of its initial underlier level shown.

Scenario 1

Hypothetical Coupon Observation Date	Hypothetical Closing Level of the S&P 500® Index (as Percentage of Initial Underlier Level)	Hypothetical Closing Level of the VanEck Gold Miners ETF (as Percentage of Initial Underlier Level)	Hypothetical Closing Level of the iShares® Silver Trust (as Percentage of Initial Underlier Level)	Hypothetical Coupon
First	110%	30%	40%	$0
Second	80%	85%	95%	$32.5
Third	60%	110%	45%	$0
Fourth	75%	80%	85%	$32.5
Fifth	55%	45%	105%	$0
Sixth	50%	45%	55%	$0
Seventh	40%	45%	55%	$0
Eighth	45%	55%	60%	$0
Ninth	25%	35%	25%	$0
Tenth	50%	60%	30%	$0
			Total Hypothetical Coupons	$65

In Scenario 1, the hypothetical closing level of each underlier increases and decreases by varying amounts on each hypothetical coupon observation date. Because the hypothetical closing level of each underlier on the second and fourth hypothetical coupon observation dates is greater than or equal to its coupon trigger level, the total of the hypothetical coupons in Scenario 1 is $65. Because the hypothetical closing level of at least one underlier on all other hypothetical coupon observation dates is less than its coupon trigger level, no further coupons will be paid, including at maturity.

Scenario 2

Hypothetical Coupon Observation Date	Hypothetical Closing Level of the S&P 500® Index (as Percentage of Initial Underlier Level)	Hypothetical Closing Level of the VanEck Gold Miners ETF (as Percentage of Initial Underlier Level)	Hypothetical Closing Level of the iShares® Silver Trust (as Percentage of Initial Underlier Level)	Hypothetical Coupon
First	40%	110%	60%	$0
Second	55%	30%	65%	$0
Third	40%	45%	105%	$0
Fourth	45%	55%	60%	$0
Fifth	50%	40%	65%	$0
Sixth	110%	65%	25%	$0
Seventh	40%	45%	55%	$0
Eighth	45%	55%	60%	$0
Ninth	25%	35%	25%	$0
Tenth	50%	60%	30%	$0
			Total Hypothetical Coupons	$0

In Scenario 2, the hypothetical closing level of each underlier increases and decreases by varying amounts on each hypothetical coupon observation date. Because in each case the hypothetical closing level of at least one underlier on the related coupon observation date is less than its coupon trigger level, you will not receive a coupon payment on the applicable hypothetical coupon payment date. Since this occurs on every hypothetical coupon observation date, the overall return you earn on your notes will be less than zero. Therefore, the total of the hypothetical coupons in Scenario 2 is $0.

Scenario 3

Hypothetical Coupon Observation Date	Hypothetical Closing Level of the S&P 500® Index (as Percentage of Initial Underlier Level)	Hypothetical Closing Level of the VanEck Gold Miners ETF (as Percentage of Initial Underlier Level)	Hypothetical Closing Level of the iShares® Silver Trust (as Percentage of Initial Underlier Level)	Hypothetical Coupon
First	45%	35%	40%	$0
Second	120%	115%	120%	$32.5
			Total Hypothetical Coupons	$32.5

In Scenario 3, the hypothetical closing level of each underlier is less than its coupon trigger level on the first hypothetical coupon observation date, but increases to a level that is greater than its initial underlier level on the second hypothetical coupon observation date. Further, we also exercise our early redemption right with respect to a redemption on the second coupon payment date (which is also the first hypothetical date with respect to which we could exercise such right). Therefore, on the second coupon payment date (the redemption date), in addition to the hypothetical coupon of $32.5, you will receive an amount in cash equal to $1,000 for each $1,000 face amount of your notes.

Hypothetical Payment at Maturity

If the notes are not redeemed, the cash settlement amount we would deliver for each $1,000 face amount of your notes on the stated maturity date will depend on the performance of the lesser performing underlier on the determination date, as shown in the table below. The table below assumes that the notes have not been redeemed, does not include the final coupon, if any, and reflects hypothetical cash settlement amounts that you could receive on the stated maturity date. If the final underlier level of the lesser performing underlier (as a percentage of the initial underlier level) is less than its coupon trigger level, you will not be paid a final coupon at maturity.

The levels in the left column of the table below represent hypothetical final underlier levels of the lesser performing underlier and are expressed as percentages of the initial underlier level of the lesser performing underlier. The amounts in the right column represent the hypothetical cash settlement amounts, based on the corresponding hypothetical final underlier level of the lesser performing underlier , and are expressed as percentages of the face amount of a note (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical cash settlement amount of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding face amount of the offered notes on the stated maturity date would equal 100.000% of the face amount of a note, based on the corresponding hypothetical final underlier level of the lesser performing underlier and the assumptions noted above.

The Notes Have Not Been Redeemed

Hypothetical Final Underlier Level of the Lesser Performing Underlier	Hypothetical Cash Settlement Amount
(as Percentage of Initial Underlier Level)	(as Percentage of Face Amount)
175.000%	100.000%*
150.000%	100.000%*
125.000%	100.000%*
100.000%	100.000%*
90.000%	100.000%*
80.000%	100.000%*
75.000%	100.000%*
50.000%	100.000%*
49.999%	49.999%
50.000%	50.000%
25.000%	25.000%
0.000%	0.000%
*Does not include the final coupon

If, for example, the notes have not been redeemed and the final underlier level of the lesser performing underlier were determined to be 25.000% of its initial underlier level, the cash settlement amount that we would deliver on your notes at maturity would be 25.000% of the face amount of your notes, as shown in the table above. As a result, if you purchased your notes on the original issue date at the face amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your notes at a premium to face amount you would lose a correspondingly higher percentage of your investment). In addition, if the final underlier level of the lesser performing underlier were determined to be 175.000% of its initial underlier level, the cash settlement amount that we would deliver on your notes at maturity would be limited to 100.000% of each $1,000 face amount of your notes, as shown in the table above. As a result, if you held your notes to the stated maturity date, you would not benefit from any increase in the final underlier level of the lesser performing underlier over its initial underlier level.

The cash settlement amounts shown above are entirely hypothetical; they are based on market prices for the underlier stocks that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your notes on the stated maturity date or at any other time, including any time you may wish to sell your notes, may bear little relation to the hypothetical cash settlement amounts shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered notes. The hypothetical cash settlement amounts on notes held to the stated maturity date in the examples above assume you purchased your notes at their face amount and have not been adjusted to reflect the actual issue price you pay for your notes. The return on your investment (whether positive or negative) in your notes will be affected by the amount you pay for your notes. If you purchase your notes for a price other than the face amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Additional Risk Factors Specific to Your Notes — The Market Value of Your Notes May Be Influenced By Many Unpredictable Factors” on page PS-18.

Payments on the notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the notes are economically equivalent to a combination of an interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the notes or the U.S. federal income tax treatment of the notes, as described elsewhere in this pricing supplement.

We cannot predict the actual closing levels of the underliers on any day, the final underlier levels of the underliers or what the market value of your notes will be on any particular trading day, nor can we predict the relationship between the closing levels of the underliers and the market value of your notes at any time prior to the stated maturity date. The actual coupon payment, if any, that a holder of the notes will receive on each coupon payment date, the actual amount that you will receive at maturity, if any, and the rate of return on the offered notes will depend on whether or not the notes are redeemed and the actual initial underlier levels, which we will set on the trade date, and on the actual closing levels of the underliers and the actual final underlier levels determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical examples are based may turn out to be inaccurate. Consequently, the coupon to be paid in respect of your notes, if any, and the cash amount to be paid in respect of your notes on the stated maturity date, if any, may be very different from the information reflected in the examples above.

Additional Risk Factors Specific to Your Notes

An investment in your notes is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement no. 49 and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement no. 17,745. You should carefully review these risks and considerations as well as the terms of the notes described herein and in the accompanying prospectus, the accompanying prospectus supplement, the accompanying underlier supplement no. 49 and the accompanying general terms supplement no. 17,745. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the underlier stocks, i.e., with respect to the S&P 500® Index or the VanEck Gold Miners ETF to which your notes are linked, the stocks comprising such underlier. You should carefully consider whether the offered notes are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes

The original issue price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the trade date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date is set forth above under “Estimated Value of Your Notes”; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Notes”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Notes”. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the trade date, as disclosed above under “Estimated Value of Your Notes”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “ — The Market Value of Your Notes May Be Influenced By Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “Additional Risk Factors Specific to the Notes — Your Notes May Not Have an Active Trading Market” on page S-7 of the accompanying general terms supplement no. 17,745.

The Notes Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the coupons (if any) and return on the notes will be based on the performance of each underlier, the payment of any amount due on the notes is subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the notes. The notes are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the notes, to pay all amounts due on the notes, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 65 of the accompanying prospectus.

You May Lose Your Entire Investment in the Notes

You can lose your entire investment in the notes. Subject to our redemption right, the cash settlement amount on your notes, if any, on the stated maturity date will be based on the performance of the lesser performing of the underliers as measured from their initial underlier levels to their closing levels on the determination date. If the final underlier level of the lesser performing underlier for your notes is less than its trigger buffer level, you will have a loss for each $1,000 of the face amount of your notes equal to the product of the lesser performing underlier return times $1,000. Thus, you may lose your entire investment in the notes, which would include any premium to face amount you paid when you purchased the notes.

Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

The Return on Your Notes May Change Significantly Despite Only a Small Change in the Level of the Lesser Performing Underlier

If your notes are not redeemed and the final underlier level of the lesser performing underlier is less than its trigger buffer level, you will receive less than the face amount of your notes and you could lose all or a substantial portion of your investment in the notes. This means that while a decrease in the final underlier level of the lesser performing underlier to its trigger buffer level will not result in a loss of principal on the notes, a decrease in the final underlier level of the lesser performing underlier to less than its trigger buffer level will result in a loss of a significant portion of the face amount of the notes despite only a small change in the level of the lesser performing underlier.

You May Not Receive a Coupon on Any Coupon Payment Date

If the closing level of any underlier on the related coupon observation date is less than its coupon trigger level, you will not receive a coupon payment on the applicable coupon payment date. If this occurs on every coupon observation date, the overall return you earn on your notes will be zero or less and such return will be less than you would have earned by investing in a note that bears interest at the prevailing market rate.

You will only receive a coupon on a coupon payment date if the closing level of each underlier on the related coupon observation date is greater than or equal to its coupon trigger level. You should be aware that, with respect to any prior coupon observation dates that did not result in the payment of a coupon, you will not be compensated for any opportunity cost implied by inflation and other factors relating to the time value of money. Further, there is no guarantee that you will receive any coupon payment with respect to the notes at any time and you may lose your entire investment in the notes.

We Are Able to Redeem Your Notes at Our Option

On each coupon payment date commencing in February 2027 and ending in November 2028, we will be permitted to redeem your notes at our option. Even if we do not exercise our option to redeem your notes, our ability to do so may adversely affect the value of your notes. It is our sole option whether to redeem your notes prior to maturity and we may or may not exercise this option for any reason. Because of this redemption option, the term of your notes could be reduced.

The Coupon Does Not Reflect the Actual Performance of the Underliers from the Trade Date to Any Coupon Observation Date or from Coupon Observation Date to Coupon Observation Date

The coupon for each coupon payment date is different from, and may be less than, a coupon determined based on the percentage difference of the closing levels of the underliers between the trade date and any coupon observation date or between two coupon observation dates. Accordingly, the coupons, if any, on the notes may be less than the return you could earn on another instrument linked to the underliers that pays coupons based on the performance of the underliers from the trade date to any coupon observation date or from coupon observation date to coupon observation date.

The Cash Settlement Amount Will Be Based Solely on the Lesser Performing Underlier

If the notes are not redeemed by us, the cash settlement amount will be based on the lesser performing underlier without regard to the performance of the other underliers. As a result, you could lose all or some of your initial investment if the lesser performing underlier return is negative, even if there is an increase in the level of the other underliers. This could be the case even if the other underliers increased by an amount greater than the decrease in the lesser performing underlier.

The Market Value of Your Notes May Be Influenced By Many Unpredictable Factors

When we refer to the market value of your notes, we mean the value that you could receive for your notes if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your notes, including:

•
the levels of the underliers;
•
the volatility – i.e., the frequency and magnitude of changes – in the closing levels of the underliers;
•
the dividend rates of the underlier stocks;
•
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlier stocks, and which may affect the closing level of the underliers;
•
interest rates and yield rates in the market;
•
the time remaining until your notes mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your notes may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in notes with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors may influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the face amount of your notes. You cannot predict the future performance of the underliers based on their historical performance.

If You Purchase Your Notes at a Premium to Face Amount, the Return on Your Investment Will Be Lower Than the Return on Notes Purchased at Face Amount and the Impact of Certain Key Terms of the Notes Will Be Negatively Affected

The cash settlement amount you will be paid for your notes on the stated maturity date, if any, or the amount we will pay you upon any early redemption of your notes will not be adjusted based on the issue price you pay for the notes. If you purchase notes at a price that differs from the face amount of the notes, then the return on your investment in such notes held to the stated maturity date or date of early redemption will differ from, and may be substantially less than, the return on notes purchased at face amount. If you purchase your notes at a premium to face amount and hold them to the stated maturity date or date of early redemption, the return on your investment in the notes will be lower than it would have been had you purchased the notes at face amount or a discount to face amount.

The Return on Your Notes Will Not Reflect Any Dividends Paid on the ETFs or Any Underlier Stocks

The return on your notes will not reflect the return you would realize if you actually owned the ETFs or underlier stocks and received the distributions paid on the shares of the ETFs. You will not receive any dividends that may be paid on any of the underlier stocks by the underlier stock issuers or the shares of the ETFs. See “—You Have No Shareholder Rights or Rights to Receive Any Shares of the ETFs or Any Underlier Stock” below for additional information.

You Have No Shareholder Rights or Rights to Receive Any Shares of the ETFs or Any Underlier Stock

Investing in your notes will not make you a holder of any shares of the ETFs or any underlier stocks. Neither you nor any other holder or owner of your notes will have any rights with respect to the ETFs or the underlier stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the ETFs or the underlier stocks or any other rights of a holder of any shares of the ETFs or the underlier stocks. Your notes will be paid in cash, as will any coupon payments, and you will have no right to receive delivery of any shares of the ETFs or any underlier stocks.

We May Sell an Additional Aggregate Face Amount of the Notes at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate face amount of the notes subsequent to the date of this pricing supplement. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the issue price you paid as provided on the cover of this pricing supplement.

Additional Risks Related to the VanEck Gold Miners ETF

The Policies of the VanEck Gold Miners ETF’s Investment Advisor and the Sponsor of Its Underlying Index Could Affect the Amount Payable on Your Notes and Their Market Value

The VanEck Gold Miners ETF’s investment advisor may from time to time be called upon to make certain policy decisions or judgments with respect to the VanEck Gold Miners ETF, including those concerning the calculation of the net asset value of the VanEck Gold Miners ETF, additions, deletions or substitutions of securities held by the VanEck Gold Miners ETF and the manner in which changes affecting its underlying index are reflected in the VanEck Gold Miners ETF that could affect the market price of the shares of the VanEck Gold Miners ETF, and therefore, the amount payable on your notes. The amount payable on your notes and their market value could also be affected if the ETF investment advisor changes these policies, for example, by changing the manner in which it calculates the net asset value of the VanEck Gold Miners ETF, or if the ETF investment advisor discontinues or suspends calculation or publication of the net asset value of the VanEck Gold Miners ETF, in which case it may become difficult or inappropriate to determine the market value of your notes.

If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the closing level of the VanEck Gold Miners ETF on a coupon observation date or the determination date — and thus the amount payable on a coupon payment date or the stated maturity date, if any — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the closing level of the VanEck Gold Miners ETF on a coupon observation date or the determination date, as applicable, and the amount payable on your notes more fully under “Terms and Conditions — Discontinuance or modification of an underlier” on page PS-6 of this pricing supplement.

In addition, the sponsor of the VanEck Gold Miners ETF’s underlying index owns the underlying index and is responsible for the design and maintenance of the underlying index. The policies of the sponsor of the VanEck Gold Miners ETF’s underlying index concerning the calculation of the underlying index, including decisions regarding the addition, deletion or substitution of the equity securities included in the underlying index, could affect the level of the underlying index and, consequently, could affect the market price of shares of the VanEck Gold Miners ETF and, therefore, the amount payable on your notes and their market value.

There Is No Assurance That an Active Trading Market Will Continue for the VanEck Gold Miners ETF or That There Will Be Liquidity in Any Such Trading Market; Further, the VanEck Gold Miners ETF Is Subject to Management Risks, Securities Lending Risks and Custody Risks

Although the shares of the VanEck Gold Miners ETF and a number of similar products have been listed for trading on securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the VanEck Gold Miners ETF or that there will be liquidity in the trading market.

In addition, the VanEck Gold Miners ETF is subject to management risk, which is the risk that the VanEck Gold Miners ETF investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. The VanEck Gold Miners ETF is also not actively managed and may be affected by a general decline in market segments relating to the underlying index. The ETF investment advisor invests in securities included in, or representative of, the underlying index regardless of their investment merits. The ETF investment advisor does not attempt to take defensive positions in declining markets. In addition, the VanEck Gold Miners ETF’s investment advisor may be permitted to engage in securities lending with respect to a portion of the VanEck Gold Miners ETF’s total assets, which could subject the VanEck Gold Miners ETF to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, the VanEck Gold Miners ETF is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems.

Further, the VanEck Gold Miners ETF is subject to listing standards adopted by the securities exchange on which the VanEck Gold Miners ETF is listed for trading. There can be no assurance that the VanEck Gold Miners ETF will continue to meet the applicable listing requirements, or that the VanEck Gold Miners ETF will not be delisted.

The VanEck Gold Miners ETF and Its Underlying Index Are Different and the Performance of the VanEck Gold Miners ETF May Not Correlate With the Performance of Its Underlying Index

The VanEck Gold Miners ETF may not hold all or substantially all of the equity securities included in its underlying index and may hold securities or assets not included in its underlying index. Therefore, while the performance of the VanEck Gold Miners ETF is generally linked to the performance of its underlying index, the performance of the VanEck Gold Miners ETF is also linked in part to shares of equity securities not included in its underlying index and to the performance of other assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with the ETF investment advisor.

Imperfect correlation between the VanEck Gold Miners ETF’s portfolio securities and those in its underlying index, rounding of prices, changes to its underlying index and regulatory requirements may cause tracking error, which is the divergence of the VanEck Gold Miners ETF’s performance from that of its underlying index.

In addition, the performance of the VanEck Gold Miners ETF will reflect additional transaction costs and fees that are not included in the calculation of its underlying index and this may increase the tracking error of the VanEck Gold Miners ETF. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between the VanEck Gold Miners ETF and its underlying index. Finally, because the shares of the VanEck Gold Miners ETF are traded on an exchange and are subject to market supply and investor demand, the market value of one share of the VanEck Gold Miners ETF may differ from the net asset value per share of the VanEck Gold Miners ETF.

For all of the foregoing reasons, the performance of the VanEck Gold Miners ETF may not correlate with the performance of its underlying index. Consequently, the return on the notes will not be the same as investing directly in the VanEck Gold Miners ETF or in its underlying index or in its underlying index stocks, and will not be the same as investing in a debt security with payments linked to the performance of its underlying index.

The VanEck Gold Miners ETF Is Concentrated in Gold and Silver Mining Companies and Does Not Provide Diversified Exposure

The VanEck Gold Miners ETF’s stocks are not diversified and are concentrated in gold and silver mining companies, which means the VanEck Gold Miners ETF is more likely to be more adversely affected by any negative performance of gold and silver mining companies than an ETF that includes more diversified stocks across a number of sectors. Investments related to gold and silver are considered speculative and are affected by a variety of factors. Competitive pressures may have a significant effect on the financial condition of gold and silver mining companies. Also, gold and silver mining companies are highly dependent on the price of gold and silver bullion, respectively, and may be adversely affected by a variety of worldwide economic, financial and political factors. The price of gold and silver may fluctuate substantially over short periods of time so the VanEck Gold Miners ETF’s share price may be more volatile than other types of investments. Fluctuation in the prices of gold and silver may be due to a number of factors, including changes in inflation, changes in currency exchange rates and changes in industrial and commercial demand for metals (including fabricator demand). Additionally, increased environmental or labor costs may depress the value of metal investments.

An Investment in the Offered Notes Is Subject to Risks Associated with Foreign Securities Markets

The value of your notes is linked, in part, to the VanEck Gold Miners ETF, which holds stocks from one or more foreign securities markets, including stocks traded in the equity markets of emerging market countries. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country’s geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government’s economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Because foreign exchanges may be open on days when the VanEck Gold Miners ETF is not traded, the value of the securities underlying the VanEck Gold Miners ETF may change on days when shareholders will not be able to purchase or sell shares of the VanEck Gold Miners ETF. This could result in premiums or discounts to the VanEck Gold Miners ETF’s net asset value that may be greater than those experienced by an underlier that does not hold foreign assets.

The countries whose markets are represented by the VanEck Gold Miners ETF include emerging market countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. It will also likely be more costly and difficult for the ETF investment advisor to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the stocks included in the VanEck Gold Miners ETF.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of an Underlier with Underlier Stocks from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the Notes

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of an underlier with underlier stocks from one or more foreign securities markets and could negatively affect your investment in the notes in a variety of ways, depending on the nature of such government regulatory action and the underlier stocks that are affected. For example, recent executive orders issued by the

United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed notes). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to underlier stocks that are currently included in an underlier or that in the future are included in an underlier, such underlier stocks may be removed from an underlier. If government regulatory action results in the removal of underlier stocks that have (or historically have had) significant weight in an underlier, such removal could have a material and negative effect on the level of such underlier and, therefore, your investment in the notes. Similarly, if underlier stocks that are subject to those executive orders or subject to other government regulatory action are not removed from an underlier, the value of the notes could be materially and negatively affected, and transactions in, or holdings of, the notes may become prohibited under United States law. Any failure to remove such underlier stocks from an underlier could result in the loss of a significant portion or all of your investment in the notes, including if you attempt to divest the notes at a time when the value of the notes has declined.

Your Investment in the Notes Will Be Subject to Foreign Currency Exchange Rate Risk

The VanEck Gold Miners ETF holds assets that are denominated in non-U.S. dollar currencies. The value of the assets held by the VanEck Gold Miners ETF that are denominated in non-U.S. dollar currencies will be adjusted to reflect their U.S. dollar value by converting the price of such assets from the non-U.S. dollar currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which an asset is denominated, the level of the VanEck Gold Miners ETF may not increase even if the non-dollar value of the asset held by the VanEck Gold Miners ETF increases.

Foreign currency exchange rates vary over time, and may vary considerably during the term of your notes. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

•
existing and expected rates of inflation;

•
existing and expected interest rate levels;

•
the balance of payments among countries;

•
the extent of government surpluses or deficits in the relevant foreign country and the United States; and

•
other financial, economic, military, public health and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.

The market price of the notes and level of the VanEck Gold Miners ETF could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad or other de facto restrictions on the repatriation of U.S. dollars.

Even Though Currencies Trade Around-The-Clock, Your Notes Will Not

Your notes are linked, in part, to an underlier that holds assets denominated in non-U.S. dollar currencies. The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your notes, if any trading market develops, will not conform to the hours during which the currencies in which the VanEck Gold Miners ETF is denominated or in which the underlier stocks trade. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your notes. The possibility of these movements should be taken into account in relating the value of your notes to those in the underlying foreign currency exchange markets. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the VanEck Gold Miners ETF used to calculate the amount payable on your notes. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.

The VanEck Gold Miners ETF May Be Disproportionately Affected By the Performance of a Small Number of Stocks

A relatively small number of underlier stocks comprise a significant portion of the VanEck Gold Miners ETF. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or more of these companies, may have the effect of significantly lowering the price of the VanEck Gold Miners ETF even if none of the other stocks held by the VanEck Gold Miners ETF are affected by such events. Because of the weighting of the holdings of the VanEck Gold Miners ETF, the amount you receive at maturity could be less than the payment at maturity you would have received if you had invested in a product linked to an underlier that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by such underlier.

The VanEck Gold Miners ETF Recently Changed The Index It Tracks

Previously, the VanEck Gold Miners ETF tracked the NYSE® Arca Gold Miners Index®, but, after the close of trading on September 19, 2025, the VanEck Gold Miners ETF began tracking the MarketVector Global Gold Miners Index. Any historical information about the performance of the VanEck Gold Miners ETF for any period before the close of trading on September 19, 2025 will be during a period in which the VanEck Gold Miners ETF tracked a different index, and therefore should not be considered information relevant to how the VanEck Gold Miners ETF will perform as it tracks the MarketVector Global Gold Miners Index. In addition, there can be no assurance that the VanEck Gold Miners ETF will not further change the underlying index it tracks in the future. See “The Underliers — The VanEck Gold Miners ETF” below for more information on the underlying index the VanEck Gold Miners ETF tracks.

Additional Risks Related to the iShares® Silver Trust

The Policies of the iShares® Silver Trust’s Investment Advisor Could Affect the Amount Payable on Your Notes and Their Market Value

The iShares® Silver Trust’s investment advisor may be called upon to make certain policy decisions or judgments concerning the valuation of the assets held by the iShares® Silver Trust, the calculation of the net asset value and net asset value per share, and additions, deletions or substitutions of assets in the iShares® Silver Trust. Such determinations could affect the market price of the shares of the iShares® Silver Trust, and therefore, the amount payable on your notes. The amount payable on your notes and their market value could also be affected if the ETF investment advisor changes these policies, for example, by changing or discontinuing the manner in which it evaluates the assets held by the iShares® Silver Trust and the manner in which it calculates the net asset value of the iShares® Silver Trust, in which case it may become difficult or inappropriate to determine the market value of your notes.

If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the closing level of the iShares® Silver Trust on a coupon observation date or the determination date — and thus the amount payable on a coupon payment date or the stated maturity date, if any — in a manner, in its sole discretion, it considers appropriate. We describe the discretion that the calculation agent will have in determining the closing level of the iShares® Silver Trust on a coupon observation date or the determination date, as applicable, and the amount payable on your notes more fully under “Terms and Conditions— Discontinuance or modification of an underlier” on page PS-7 of this pricing supplement.

There Is No Assurance That an Active Trading Market Will Continue For the iShares® Silver Trust or That There Will Be Liquidity in Any Such Trading Market; Further, the iShares® Silver Trust Is Subject to Custody Risks

Although the shares of the iShares® Silver Trust and a number of similar products have been listed for trading on securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the iShares® Silver Trust or that there will be liquidity in the trading market.

The purpose of the iShares® Silver Trust is to own silver transferred to the iShares® Silver Trust in exchange for shares issued by the iShares® Silver Trust. The iShares® Silver Trust is not actively managed and may be affected by a decline in the price of silver.

In addition, the iShares® Silver Trust is subject to custody risk, which refers to the risks in safekeeping the iShares® Silver Trust’s silver bullion.

The iShares® Silver Trust Is a Concentrated Investment in a Single Commodity and Does Not Provide Diversified Exposure

The price of shares of the iShares® Silver Trust is linked to the price of silver and not to a diverse basket of commodities or a broad-based commodity index. The price of silver may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. Because the notes are linked, in part, to the iShares® Silver Trust that is itself linked to the price of a single commodity, the notes may carry greater risk and may be more volatile than a security linked to the prices of multiple commodities or a broad-based commodity index.

The Price of the iShares® Silver Trust is Linked to the Price of Silver, Which May Change Unpredictably and Affect the Value of the Notes in Unforeseeable Ways

The iShares® Silver Trust attempts to mirror, as closely as possible, before fees and expenses, the performance of the price of silver, and the value of the shares of the iShares® Silver Trust is most directly affected by the value of the silver bullion held by the iShares® Silver Trust. The silver markets are generally subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention.

Silver prices are subject to volatile price movements over short periods of time and are generally affected by numerous factors. These include:

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a change in economic conditions, such as a recession. Silver is used in a wide range of industrial applications, and an economic downturn could have a negative impact on its demand and, consequently, its price and the level of the iShares® Silver Trust;
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a significant increase in silver hedging activity by silver producers. Traditionally, silver producers have not hedged to the same extent that other producers of precious metals (gold, for example) have. Should there be an increase in the level of hedging activity of silver producing companies, a decline in world silver prices could result, adversely affecting the level of the iShares® Silver Trust;
•
a significant change in the attitude of speculators and investors towards silver. Should the speculative community take a negative view towards silver, a decline in world silver prices could occur, negatively impacting the level of the shares of the iShares® Silver Trust;
•
global silver supply and demand, which is influenced by such factors as silver’s uses in jewelry, technology and industrial applications, purchases made by investors in the form of bars, coins and other silver products, forward selling by silver producers, purchases made by silver producers to unwind silver hedge positions, central bank purchases and sales, and production and cost levels in major silver-producing countries such as China, Mexico and Peru;
•
global or regional political, economic or financial events and situations, especially those unexpected in nature;
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investors’ expectations with respect to the rate of inflation;
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interest rates;
•
investment and trading activities of hedge funds and commodity funds;
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other economic variables such as income growth, economic output, and monetary policies; and
•
investor confidence.

It is not possible to predict the aggregate effect of all or any combination of these factors. Conversely, several factors may trigger a temporary increase in the price of silver prior to the trade date for the notes. If that is the case, the initial underlier level of the iShares® Silver Trust will be affected by the temporarily high prices of silver, which will negatively affect your payments on the notes when the causes for the temporary increase disappear.

Investing in Notes Linked to the iShares® Silver Trust Is Not the Same as Investing Directly in Silver

The performance of the iShares® Silver Trust may not fully replicate the performance of the price of silver due to the fees and expenses charged by the iShares® Silver Trust or by restrictions on access to silver due to other circumstances. The iShares® Silver Trust does not generate any income and as the iShares® Silver Trust regularly sells silver to pay for its ongoing expenses, the amount of silver represented by each share of the iShares® Silver Trust has gradually declined over time. The iShares® Silver Trust sells silver to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of silver. The sale of the iShares® Silver Trust’s silver to pay expenses at a time of low silver prices could adversely affect the value of the iShares® Silver Trust and, therefore, the value of your notes. Additionally, there is a risk that part or all of the iShares® Silver Trust’s silver could be lost, damaged or stolen due to war, terrorism, theft, natural disaster or otherwise, which could adversely affect the value of your notes.

An Investment in the Notes is Subject to Risks Associated with the London Bullion Market

The price of one share of the iShares® Silver Trust is closely related to the price of silver. The net asset value of the iShares® Silver Trust is obtained by subtracting all accrued fees, expenses and other liabilities of the trust on any day from the total value of the silver and all other assets of the trust on that day.

In addition, the price at which silver is traded on over-the-counter markets around the world has an effect on the value of shares in the trust. Most of such over-the-counter market trading clears through the London bullion market, which is the market in London on which the members of the LBMA quote prices.

Investments in commodities that are traded on non-U.S. markets involve risks associated with the markets in those countries, including risks of volatility and governmental intervention in those markets.

The LBMA is a self-regulatory association of bullion market participants. Although the LBMA sets out good practices for participants in the bullion market, the LBMA itself is not a regulated entity. If the LBMA should cease operations, if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, or if the LBMA should change any rule or bylaw or take emergency action under its rules, the market for silver, and consequently the levels of the iShares® Silver Trust, as well as the value of the notes, may be affected. The London bullion market is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than a regulated futures market, and certain features of U.S. futures contracts are not present in the context of London bullion market trading. For example, there are no daily price limits on the London bullion market which would otherwise restrict fluctuations in the prices of London bullion market contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

Termination of the iShares® Silver Trust Could Adversely Affect the Value of the Notes

The iShares® Silver Trust may be required to terminate and liquidate at a time that is disadvantageous to you, such as when the price of silver is lower than the price of silver at the time when you purchased your notes.

The Correlation Between the Performance of the iShares® Silver Trust and the Price of Silver May Be Imperfect

A discrepancy may exist between the performance of the iShares® Silver Trust and the price of silver. Since the shares of the iShares® Silver Trust are traded on an exchange and are subject to market supply and investor demand, the market value of one share of the iShares® Trust may differ from the net asset value per share of the iShares® Silver Trust. As a result of the potential discrepancies identified above, the iShares® Silver Trust return may not correlate perfectly with the return on silver over the same period. For more information, see “The Underliers – iShares® Silver Trust” on page PS-27.

Legal and Regulatory Changes Could Adversely Affect the Return on and Value of Your Notes

The Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank), which effected substantial changes to the regulation of the futures and over-the-counter (OTC) derivatives markets, was enacted in July 2010. Dodd-Frank required regulators, including the Commodity Futures Trading Commission (CFTC), to adopt regulations to implement many of the requirements of the legislation. While the CFTC has adopted the required regulations, some of them have only recently become effective. The ultimate impact of the regulatory scheme, therefore, cannot yet be fully determined. Under Dodd-Frank, in October 2020 the CFTC adopted a rule to impose limits on the size of positions that can be held by market participants in futures and OTC derivatives on physical commodities. Required compliance with the new position limits rule began on January 1, 2022 for physical commodity futures (and any associated referenced contracts other than economically equivalent swaps) and on January 1, 2023 for economically equivalent swaps. Despite the compliance date for economically equivalent swaps having passed, there remains substantial market uncertainty as to the exact scope of what constitutes an economically equivalent swap. The CFTC also has recently adopted rules governing the aggregation of positions by market participants under common control and by trading managers. While the ultimate scope and impact of the position limit and aggregation rules, as well as other CFTC rules cannot be conclusively determined at present, these new requirements could restrict the ability of certain market participants to participate in the commodities, futures and swap markets and markets for other OTC derivatives on physical commodities to the extent and at the levels that they have in the past. These factors may also have the effect of reducing liquidity and increasing costs in these markets as well as affecting the structure of the markets in other ways.

In addition, these legislative and regulatory changes have increased, and will continue to increase, the level of regulation of markets and market participants, and therefore the costs of participating in the commodities, futures and OTC derivatives markets. Without limitation, these changes require many OTC derivatives transactions to be executed on regulated exchanges or trading platforms and cleared through regulated clearing houses. Swap dealers (as defined by the CFTC) are also required to be registered and are subject to various regulatory requirements, including, but not limited to, posting and collecting margin for un-cleared OTC swaps traded bilaterally with financial entities, recordkeeping, reporting and various business conduct requirements, as well as minimum financial capital requirements. These legislative and regulatory changes, and the resulting increased costs and regulatory oversight requirements, could result in market participants being required to, or deciding to, limit their trading activities, which could cause reductions in market liquidity and increases in market volatility. In addition, transaction costs incurred by market participants are likely to be higher than in the past, reflecting the costs of compliance with the new regulations. These consequences could adversely affect the level of the underlier, which could in turn adversely affect the return on and value of your notes.

In addition, other regulatory bodies have passed or proposed, or may propose in the future, legislation similar to Dodd-Frank or other legislation containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets. For example, the European Union (“EU”) Markets in Financial Instruments Directive (Directive 2014/65/EU) and Markets in Financial Instruments Regulation (Regulation (EU) No 600/2014) (together “MiFID II”), which has applied since January 3, 2018, governs the provision of investment services and activities in relation to, as well as the organized trading of, financial instruments such as shares, bonds, units in collective investment schemes and derivatives. In particular, MiFID II requires EU Member States to apply position limits to the size of a net position which a person can hold at any time in commodity derivatives traded on EU trading venues and in “economically equivalent” OTC contracts. By way of further example, the European Market Infrastructure Regulation (Regulation (EU) No 648/2012) (“EMIR”) introduced certain requirements in respect of OTC derivatives including: (i) the mandatory clearing of OTC derivative contracts declared subject to the clearing obligation; (ii) risk mitigation techniques in respect of uncleared OTC derivative contracts, including the mandatory margining of uncleared OTC derivative contracts; and (iii) reporting and recordkeeping requirements in respect of all derivative contracts. In the event that the requirements under EMIR and MiFID II apply, these are expected to increase the cost of transacting derivatives.

Ongoing Commodities-Related Regulatory Investigations And Private Litigation Could Affect Prices for Commodities, Which Could Adversely Affect Your Notes

An increased focus on price setting and trading prices by regulators and exchanges recently have resulted in a number of changes to the ways in which prices are determined, including prices for commodities. This increased focus also resulted in the publication of standards for benchmark setting by the International Organization of Securities Commissions. Investigations by regulatory authorities, enforcement actions and criminal proceedings in the United States and around the world, and private litigation regarding potential direct and indirect manipulation of the trading prices of certain commodities, are ongoing against a number of firms.

These ongoing investigations, actions, proceedings and litigations may result in further review by exchanges and regulators of the methods by which commodities prices are determined and the manner in which commodities are traded and changes to those methods. In addition, changes to other commodity-related activities, such as storage facilities and delivery methods, may also occur. If any of these changes occur, the price of the commodity to which your notes may be linked may be affected, which may thereby adversely affect the price of the underliers and your notes.

In addition, if alleged trading price manipulation or other alleged conduct that may have artificially affected prices has occurred or is continuing, certain published commodity prices (including historical prices) may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. In particular, the historical trading information of the commodity to which your notes may be linked may be incorrect and, as a result, may not be representative of the prices or changes in prices or the volatility of the commodity to which your notes may be linked. In the future, any such artificially lower (or higher) prices could have an adverse impact on the relevant commodities or commodity contracts and any payments on, and the value of, your notes and the trading market for your notes.

Risks Related to Tax

Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered notes. This is discussed in more detail under “Employee Retirement Income Security Act” below.

The Tax Consequences of an Investment in Your Notes Are Uncertain

The tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your notes, and any such guidance could adversely affect the value and the tax treatment of your notes. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences – United States Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

Your Notes May Be Subject to the Constructive Ownership Rules

There exists a risk that the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to all or a portion of your notes. If all or a portion of your notes were subject to the constructive ownership rules, then all or a portion of any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your notes would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the notes.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Notes, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Notes to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your notes.

The Underliers

S&P 500® Index

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets. For more details about the S&P 500® Index, the underlier sponsor and license agreement between the underlier sponsor and the issuer, see “The Underliers — S&P 500® Index” on page S-130 of the accompanying underlier supplement no. 49.

The S&P 500® Index is a product of S&P Dow Jones Indices LLC, and has been licensed for use by GS Finance Corp. (“Goldman”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and these trademarks have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Goldman. Goldman’s notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates and neither S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates make any representation regarding the advisability of investing in such notes.

VanEck Gold Miners ETF

The shares of the VanEck Gold Miners ETF (the “underlier”) are issued by VanEck ETF Trust (the “trust”), a registered investment company.

•
The underlier is an exchange-traded fund that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MarketVectorTM Global Gold Miners Index (the “index”). The index is comprised of publicly traded companies primarily involved in the gold and silver mining industry. Prior to the close of trading on September 19, 2025, the underlier tracked the NYSE® Arca Gold Miners Index®.
•
The return on your notes is linked to the performance of the underlier, and not to that of the index on which the underlier is based. The performance of the underlier may significantly diverge from that of its index.
•
The underlier’s investment advisor is Van Eck Associates.
•
The underlier’s shares trade on the NYSE Arca under the ticker symbol “GDX”.
•
The trust’s SEC CIK Number is 0001137360.
•
The inception date for purposes of the ETF shares was May 16, 2006.

Effective September 1, 2021, the trust changed its name from VanEck Vectors® ETF Trust to VanEck ETF Trust. In addition, effective September 1, 2021, the name of the underlier changed from the VanEck Vectors® Gold Miners ETF to the VanEck Gold Miners ETF.

Where Information About the Underlier Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above. In addition, information regarding the underlier (including its fees, top ten holdings and weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlier’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlier From the Trust’s Publicly Available Information

This pricing supplement relates only to your note and does not relate to the underlier. We have derived all information about the underlier in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlier in connection with the offering of your note. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlier — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlier could affect the value you will receive at maturity and, therefore, the market value of your note.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the underlier. As an investor in a note, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a note.

iShares® Silver Trust

The iShares® Silver Trust (the “trust”) issues shares (the “shares”) representing fractional undivided beneficial interests in its net assets.

•
The purpose of the trust is to own silver transferred to the trust in exchange for shares issued by the trust. The trust seeks to reflect generally the performance of the price of silver. The trust seeks to reflect such performance before payment of the trust’s expenses and liabilities. The shares are intended to constitute a simple and cost-effective means of making an investment similar to an investment in silver.
•
The trust’s trustee is The Bank of New York Mellon
•
The shares trade under the ticker symbol “SLV” on the NYSE Arca.
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The trust’s SEC CIK Number is 0001330568.
•
The trust’s inception date was April 21, 2006.

Where Information About the Trust Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the trust (including its fees) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the trust’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Trust From the Trust’s Publicly Available Information

This pricing supplement relates only to your note and does not relate to the trust. We have derived all information about the trust in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the trust in connection with the offering of your note. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the trust — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the trust could affect the value you will receive at maturity and, therefore, the market value of your note.

Neither we nor any of our affiliates make any representation to you as to the performance of the trust.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the trust. As an investor in a note, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a note.

Historical Closing Levels of the Underliers

The closing levels of the underliers have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underliers have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing level of any underlier during the period shown below is not an indication that such underlier is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical closing levels of an underlier as an indication of the future performance of an underlier, including because of recent volatility described above. We cannot give you any assurance that the future performance of any underlier or the underlier stocks will result in you receiving any coupon payments or receiving the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underliers. Before investing in the offered notes, you should consult publicly available information to determine the relevant underlier levels between the date of this pricing supplement and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay particular attention to recent levels of the underliers. The actual performance of an underlier over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical levels shown below.

The graphs below show the daily historical closing levels of each underlier from January 1, 2021 through August 13, 2026. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and commodities and, as a result, the level of most equity indices, most equity ETFs and most commodity ETFs. We obtained the levels in the graphs below from Bloomberg Financial Services, without independent verification.

Historical Performance of the S&P 500® Index

8000
6000
4000
2000
0
Closing Level
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025
Jan-2026

In the graph for the VanEck Gold Miners ETF, the historical closing levels after the VanEck Gold Miners ETF began tracking the MarketVector Global Gold Miners Index after the close of trading on September 19, 2025 can be found to the right of the vertical solid line marker. Closing levels to the left of the vertical solid line marker reflect the closing levels of the VanEck Gold Miners ETF before the VanEck Gold Miners ETF began tracking the MarketVector Global Gold Miners Index before the close of trading on September 19, 2025.

Historical Performance of the VanEck Gold Miners ETF*

Closing Level
125
100
75
50
25
0
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025
Jan-2026

*Prior to the close of trading on September 19, 2025, the VanEck Gold Miners ETF tracked the NYSE® Arca Gold Miners Index®. After the close of trading on September 19, 2025, the VanEck Gold Miners ETF started tracking the MarketVector Global Gold Miners Index. Any historical information about the performance of the VanEck Gold Miners ETF for any period before the close of trading on September 19, 2025 is during a period in which the VanEck Gold Miners ETF tracked a different underlying index, and therefore should not be considered information relevant to how the VanEck Gold Miners ETF will perform tracking the MarketVector Global Gold Miners Index.

Historical Performance of the iShares® Silver Trust

Closing Level
120
100
80
60
40
20
0
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025
Jan-2026

Supplemental Discussion of U.S. Federal Income Tax Consequences

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•
a dealer in securities or currencies;
•
a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
•
a bank;
•
a life insurance company;
•
a regulated investment company;
•
an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
•
a tax exempt organization;
•
a partnership;
•
a person that owns a note as a hedge or that is hedged against interest rate risks;
•
a person that owns a note as part of a straddle or conversion transaction for tax purposes; or
•
a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a note and you are:

•
a citizen or resident of the United States;
•
a domestic corporation;
•
an estate whose income is subject to U.S. federal income tax regardless of its source; or
•
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. You will be obligated pursuant to the terms of the notes — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your notes for all tax purposes as income-bearing pre-paid derivative contracts in respect of the underliers. Except as otherwise stated below, the discussion below assumes that the notes will be so treated.

Coupon payments that you receive should be included in ordinary income at the time you receive the payment or when the payment accrues, in accordance with your regular method of accounting for U.S. federal income tax purposes.

Upon the sale, exchange, redemption or maturity of your notes, you should recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or maturity (excluding any amounts attributable to accrued and unpaid coupon payments, which will be taxable as described above) and your tax basis in your notes. Your tax basis in your notes will generally be equal to the amount that you paid for the notes. Such capital gain or loss should generally be short-term capital gain or loss if you hold the notes for one year or less, and should be long-term capital gain or loss if you hold the notes for more than one year. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

In addition, the constructive ownership rules of Section 1260 of the Internal Revenue Code could possibly apply to all or a portion of your notes. If all or a portion of your notes were subject to the constructive ownership rules, then all or a portion of any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your notes would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the notes.

No statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the notes are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your notes as a single debt instrument subject to special rules governing contingent payment debt instruments.

Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield — i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes — and then determining a payment schedule as of the applicable original issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your notes prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your notes would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and, thereafter, as capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to persons who purchase a note at other than the adjusted issue price as determined for tax purposes.

It is possible that the Internal Revenue Service could assert that your notes should generally be characterized as described above, except that (1) the gain you recognize upon the sale, exchange, redemption or maturity of your notes should be treated as ordinary income or (2) you should not include the coupon payments in income as you receive them but instead you should reduce your basis in your notes by the amount of coupon payments that you receive. It is also possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you different from those described above.

It is also possible that the Internal Revenue Service could assert that your notes should be treated as giving rise to “collectibles” gain or loss if you have held your notes for more than one year, although we do not think such a treatment would be appropriate in this case because a sale or exchange of the notes is not a sale or exchange of a collectible but is rather a sale or exchange of a derivative contract that reflects, in part, through the iShares® Silver Trust, the value of a collectible. “Collectibles” gain is currently subject to tax at marginal rates of up to 28%.

It is also possible that the Internal Revenue Service could seek to characterize your notes as notional principal contracts. It is also possible that the coupon payments would not be treated as either ordinary income or interest for U.S. federal income tax purposes, but instead would be treated in some other manner.

You should consult your tax advisor as to possible alternative characterizations of your notes for U.S. federal income tax purposes.

Possible Change in Law

In 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

In addition, on December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered notes including whether the holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described above unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of the notes and are, for U.S. federal income tax purposes:

•
a nonresident alien individual;
•
a foreign corporation; or
•
an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the notes.

Because the U.S. federal income tax treatment (including the applicability of withholding) of the coupon payments on the notes is uncertain, in the absence of further guidance, we intend to withhold on the coupon payments made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, you generally must provide a valid Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a non-United States holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the coupon payments were characterized as contract fees). Withholding also may not apply to coupon payments made to you if: (i) the coupon payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for U.S. federal income tax purposes, (ii) the coupon payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an Internal Revenue Service Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the Internal Revenue Service.

“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate non-United

States holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.

You will also be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your notes and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation – Taxation of Debt Securities – Non-United States Holders” in the accompanying prospectus.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your notes should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your notes to be subject to withholding, even if you comply with certification requirements as to your foreign status.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of the notes should consult their tax advisors in this regard.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any coupon payments and any amounts you receive upon the sale, exchange, redemption or maturity of your notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on the VanEck Gold Miners ETF, the iShares® Silver Trust or on the stocks included in the S&P 500® Index during the term of the notes. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to any coupon payment or the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your notes, your notes will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to the FATCA withholding rules.

Supplemental plan of distribution; conflicts of interest

See “Supplemental Plan of Distribution” on page S-51 of the accompanying general terms supplement no. 17,745 and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $ .

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered notes specified on the front cover of this pricing supplement, and to certain securities dealers at such price less a concession not in excess of 1.75% of the face amount. In addition to the concession, any such securities dealer will receive from GS&Co. a structuring fee of up to 0.1% of the face amount of each such note. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We have been advised that GS&Co. will also pay a fee to iCapital Markets LLC, a broker-dealer in which an affiliate of GS Finance Corp. holds an indirect minority equity interest, for services it is providing in connection with this offering.

We expect to deliver the notes against payment therefor in New York, New York on August 21, 2026. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the notes. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

The notes will not be listed on any securities exchange or interdealer quotation system.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement, the accompanying general terms supplement no. 17,745, the accompanying underlier supplement no. 49, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This pricing supplement, the accompanying general terms supplement no. 17,745, the accompanying underlier supplement no. 49, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement, the accompanying general terms supplement no. 17,745, the accompanying underlier supplement no. 49, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$

GS Finance Corp.

Callable Contingent Coupon Underlier-Linked Notes due

guaranteed by

The Goldman Sachs Group, Inc.

____________

____________

Goldman Sachs & Co. LLC